Exhibit 32
Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
John S. Cooper, President and Chief Executive Officer, and John N. Pesarsick, Corporate Controller and Principal Financial and Accounting Officer of Portec Rail Products, Inc. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the annual report of the Company on Form 10-K for the fiscal year ended December 31, 2005 and that to the best of his knowledge:
(1)	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.
The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

March 30, 2006	/s/ John S. Cooper

Date	John S. Cooper, President and Chief Executive Officer

March 30, 2006	/s/ John N. Pesarsick

Date	John N. Pesarsick, Corporate Controller and
Principal Financial and Accounting Officer